EXHIBIT 99.1

MSSI-TeleScience Signs Letter of Intent to Acquire Staff Relief, Inc.

Vienna, VA -January 13, 2005 - Dr. B.B. Sahay, President and CEO of MSSI-TeleScience International, Inc. (OTCBB:MSSI), a provider of long-term medical personnel, homeland security and technology services to federal, state and local governments, signed a Letter of Intent to acquire Staff Relief, Inc., a Forsyth, Georgia based nurse staffing firm.

Staff Relief, Inc. has been in operations for 15 years, and is owned and operated by Danna Spivey, a Registered Nurse of 26 years. The company provides medical professional staffing in specialty areas such as intensive care units, emergency rooms, operating rooms and post-anesthesia care units. Staff Relief’s client base is primarily private healthcare facilities. The company generated over $1 million in revenue in 2004, and is expected to surpass this level in 2005.

Dr. Sahay, President and CEO of MSSI-TeleScience said, “This acquisition will further expand MSSI-TeleScience into the private healthcare arena. With the majority of our company’s business generated from government clients, this acquisition will help to accomplish MSSI’s business diversification objective between private and government clients. We look forward to closing the agreement with Staff Relief, Inc.”

Danna Spivey, President of Staff Relief, Inc. said, “The opportunity to join the MSSI team is very exciting. By tapping into the resources of this national company, we can expand our business into many of the underserved rural hospitals throughout Georgia.”

More information about MSSI-TeleScience International, Inc. may be found at: www.telescience.com.

For MSSI-TeleScience inquiries, call 1-800-811-9499 x125 or e-mail: investmentrelations@telescience.com.

About MSSI-TeleScience

In operation since 1992, MSSI-TeleScience International, Inc. is a provider of long-term medical personnel, homeland security and technology services to federal, state and local government agencies and to the private sector. The company's Medical Services Division has operations in 22 states servicing hospital and medical facilities with a complete range of medical staff, including doctors, nurses and technicians. The company holds multiple long-term contracts, including those with the U.S. Army, the U.S. Department of Health and Human Services and the state of California.

The company's Technology Division provides systems integration and information technology services to the federal government, as well as emergency equipment, decontamination products, vehicles and supplies to state and local governments. The company has been named as a participant in a $1 billion IDIQ (Indefinite Delivery Indefinite Quantity) contract with the Commonwealth of Pennsylvania for homeland security equipment.

MSSI-TeleScience International currently has over 200 employees and continues to grow its staff and contracts. For more information, visit the company's website at www.telescience.com.

Legal Notice Regarding Forward-Looking Statements: "Forward-looking statements'' as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. MSSI-TeleScience disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to, risks associated with changes in general economic and business conditions (including in the information technology and financial information industry), actions of our competitors, the extent to which we are able to develop new services and markets for our services, the time and expense involved in such development activities, the level of demand, market acceptance of our services and changes in our business strategies.